As filed with the Securities and Exchange
                          Commission on April 2, 2003.
                               File No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                             PSS WORLD MEDICAL, INC.
               (Exact Name of Issuer as Specified in its Charter)
       Florida                                       59-2280364
(State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                    Identification Number)

                    4345 Southpoint Boulevard, Jacksonville, Florida 32216
                       (Address, including zip code, and
                telephone number of Principal Executive Offices)

              PSS WORLD MEDICAL, INC. 1999 LONG-TERM INCENTIVE PLAN
       PSS WORLD MEDICAL, INC. AMENDED AND RESTATED DIRECTORS' STOCK PLAN
                            (Full Title of the Plans)

                                 David A. Smith
                      President and Chief Executive Officer
                             PSS WORLD MEDICAL, INC.
                            4345 Southpoint Boulevard
                           Jacksonville, Florida 32216
                                 (904) 332-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================

------------------------------------- ----------------------- -----------------
                                           Amount to be           Proposed Maximum          Proposed Maximum           Amount of
Title of Securities to be Registered        Registered        Offering Price Per Unit   Aggregate Offering Price   Registration Fee
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
Common Stock, par value $0.01              928,328 (1)                $6.58 (2)             $6,108,398.24 (2)           $494.17
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
Common Stock, par value $0.01             1,171,672 (1)              $7.56 (3)              $8,857,840.32 (3)           $716.60
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
Common Stock, par value $0.01              184,916 (4)               $6.58 (2)              $1,216,747.28 (2)           $98.43
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
Common Stock, par value $0.01              215,084 (4)               $7.17 (3)              $1,542,152.28 (3)           $124.76
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
TOTAL                                       2,500,000                    --                  $17,725,138.12            $1,433.96
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

       (1) Amount to be registered consists of an aggregate of 2,100,000 shares issuable upon the grant or exercise of awards under the PSS World Medical, Inc. 1999 Long-Term Incentive Plan, including stock options for 1,171,672 shares that were previously granted under such plan, and including shares that may be issued in accordance with the automatic adjustment provisions of such plan.
       (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), as determined by the average of the high and low prices quoted on the Nasdaq National Market as reported in the Wall Street Journal on March 31, 2003, which was $6.58 per share.
       (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), as determined by the weighted average exercise price per share of such options.
       (4) Amount to be registered consists of an aggregate of 400,000 shares issuable upon the grant or exercise of awards under the PSS World Medical, Inc. Amended and Restated Directors' Stock Plan, including stock options for 215,084 shares that were previously granted under such plan, and including shares that may be issued in accordance with the automatic adjustment provisions of such plan.

ATL01/11390301v2

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by PSS World Medical, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended March 29, 2002.

     (2) The Quarterly Reports of the Company on Form 10-Q for the quarterly periods ended June 28, 2002, September 27, 2002 and December 27, 2002.

     (3) The Current Reports of the Company on Form 8-K or Form 8-K/A, dated July 30, 2002, August 12, 2002, August 14, 2002, August 26, 2002, September
     3, 2002, October 30, 2002, November 12, 2002, November 20, 2002, December 3, 2002 and February 7, 2003.

     (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 29, 2002, as such reports have been modified by amendments.

     (5) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (6) All other  documents  subsequently  filed by the  Company  pursuant  to
     Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company set forth the extent to which the Company's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Company is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys' fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Company also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Company who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Company provide that the Company shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Company prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

         The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law; (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

              Exhibit Number                                              Description

                  4.1                     Amended and Restated Articles of Incorporation, as amended (incorporated by reference to the Company's Current Report on Form 8-K dated April 8,
                                          1998)

                  4.2                     Articles of Amendment to Amended and
                                          Restated Articles of Incorporated
                                          (incorporated by reference to Exhibit
                                          3.1A to the Company's Quarterly Report
                                          on Form 10-Q for the quarter ended
                                          September 28, 2001)

                  4.3                     Articles of Amendment to Amended and
                                          Restated Articles of Incorporation
                                          (incorporated by reference to Exhibit
                                          3.1B to the Company's Quarterly Report
                                          on Form 10-Q for the quarter ended
                                          September 28, 2001)

                  4.4                     Amended and Restated Bylaws (incorporated by reference from Company's
                                          Registration Statement on Form S-3, Registration No. 33-97524)

                   5                      Opinion of Counsel

                  23.1                    Consent of Counsel (included in Exhibit 5)

                  23.2                    Consent of KPMG LLP

                  23.3                    Consent of Arthur Andersen LLP, omitted pursuant to Rule 437a

                   24                     Power of Attorney (contained in Part II hereof)


ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation or Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on April 1, 2003.


                           .........            PSS WORLD MEDICAL, INC.
                           .........                (Registrant)


                           .........            /s/ David M. Bronson
                                   -------------------------------------------
                           .........            David M. Bronson
                           .........            Senior Vice President and
                                                Chief Financial Officer

         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints David A. Smith, as true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

  Signature                        Capacity                              Date


/s/ David A. Smith          President, Chief Executive Officer    April 1, 2003
--------------------------  and Director
David A. Smith              (Principal Executive Officer)


/s/ David M. Bronson        Senior Vice President and Chief       April 1, 2003
--------------------------  Financial Officer
David M. Bronson            (Principal Financial Officer)


/s/ T. O'Neal Douglas       Director                              April 1, 2003
--------------------------
T. O'Neal Douglas


/s/ Melvin L. Hecktman      Director                              April 1, 2003
--------------------------
Melvin L. Hecktman


/s/ Clark A. Johnson        Director                              April 1, 2003
--------------------------
Clark A. Johnson


/s/ Delores P. Kesler       Director                              April 1, 2003
--------------------------
Delores P. Kesler


/s/ Charles R. Scott        Director                              April 1, 2003
--------------------------
Charles R. Scott


/s/ Charles E. Adair        Director                              April 1, 2003
--------------------------
Charles E. Adair

ATL01/11390301v2
                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8




             Exhibit Number                                              Description

                  4.1                     Amended and Restated Articles of Incorporation, as amended (incorporated by reference to the Company's Current Report on Form 8-K dated April 8,
                                          1998)

                  4.2                     Articles of Amendment to Amended and
                                          Restated Articles of Incorporated
                                          (incorporated by reference to Exhibit
                                          3.1A to the Company's Quarterly Report
                                          on Form 10-Q for the quarter ended
                                          September 28, 2001)

                  4.3                     Articles of Amendment to Amended and
                                          Restated Articles of Incorporation
                                          (incorporated by reference to Exhibit
                                          3.1B to the Company's Quarterly Report
                                          on Form 10-Q for the quarter ended
                                          September 28, 2001)

                  4.4                     Amended and Restated Bylaws (incorporated by reference from Company's
                                          Registration Statement on Form S-3, Registration No. 33-97524)

                   5                      Opinion of Counsel

                  23.1                    Consent of Counsel (included in Exhibit 5)

                  23.2                    Consent of KPMG LLP

                  23.3                    Consent of Arthur Andersen LLP, omitted pursuant to Rule 437a

                   24                     Power of Attorney (contained in Part II hereof)


             Exhibit 5 Opinion of Counsel of PSS World Medical, Inc.

PSS World Medical, Inc.
April 2, 2003
Page 2


                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777

   Bank of America Plaza         90 Park Avenue         3201 Beechleaf Court,    601 Pennsylvania Avenue,
  101 South Tryon Street,      New York, NY 10016             Suite 600                    N.W.
         Suite 4000               212-210-9400         Raleigh, NC 27604-1062   North Building, 10th Floor
  Charlotte, NC 28280-4000     Fax: 212-210-9444            919-862-2200        Washington, DC 20004-2601
        704-444-1000                                      Fax: 919-862-2260            202-756-3300
     Fax: 704-444-1111                                                              Fax: 202-756-3333



                                  April 2, 2003

PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

         Re:  Registration Statement on Form S-8 for the:
              PSS World Medical, Inc. 1999 Long-Term Incentive Plan
              PSS World Medical, Inc. Amended and Restated Directors' Stock Plan

Ladies and Gentlemen:

         We have acted as counsel to PSS World Medical, Inc., a Florida corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 2,500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, that may be issued pursuant to the grant or exercise of awards under the PSS World Medical, Inc. 1999 Long-Term Incentive Plan and the PSS World Medical, Inc. Amended and Restated Directors' Stock Plan (together, the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Amended and Restated Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors of the Company and its various committees deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the Florida Business Corporation Act, applicable provisions of the Constitution of the State of Florida and reported judicial decisions interpreting such Business Corporation Act and Constitution, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Sincerely,

                                      ALSTON & BIRD LLP


                                      By:      /s/ Laura G. Thatcher
                                         -----------------------------------
                                               A Partner

                        Exhibit 23.2 Consent of KPMG LLP

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
PSS World Medical, Inc.:

We consent to the use of our report dated May 22, 2002, with respect to the consolidated balance sheet of PSS World Medical, Inc. as of March 29, 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended March 29, 2002, incorporated herein by reference.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, effective March 31, 2001.

/s/ KPMG LLP

Jacksonville, Florida
April 1, 2003